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                                                                    Exhibit 23.4

                      CONSENT OF INDEPENDENT ACCOUNTANTS

  We consent to the incorporation by reference in the registration statement of Ferrellgas Partners, L.P. on Form S-1 (File No. 33-55185) of our report, which includes an explanatory paragraph for the Company's change in method of accounting for income taxes, dated October 31, 1994, on our audit of the financial statements of Vision Energy Resources, Inc. We also consent to the reference to our firm under the caption "Experts".

                                                   COOPERS & LYBRAND L.L.P.

2400 Eleven Penn Center
Philadelphia, Pennsylvania
November 11, 1994